Exhibit 10.1

SEVENTH AMENDMENT TO LOAN AGREEMENT

THIS SEVENTH AMENDMENT TO LOAN AGREEMENT (this “Amendment”), dated as of February 28, 2004, is between CONCORD TECHNOLOGIES, LP, a Texas limited partnership (“Concord”), GEOSPACE ENGINEERING RESOURCES INTERNATIONAL, LP, a Texas limited partnership (“Engineering”), GEOSPACE TECHNOLOGIES, LP, a Texas limited partnership, formerly known as Geo Space, LP (“Geo Space”), OYO INSTRUMENTS, LP, a Texas limited partnership (“Instruments”), and OYOG OPERATIONS, LP, a Texas limited partnership (“Operations”, and together with Concord, Engineering, Geo Space and Instruments, the “Borrowers”), jointly and severally, and SOUTHWEST BANK OF TEXAS, N.A., a national banking association (“Lender”).

RECITALS:

A. Geo Space was formerly named Geo Space, LP. On March 5, 2003, Geo Space changed its name from “Geo Space, LP” to “Geospace Technologies, LP.”

B. Borrowers and Lender entered into that certain Loan Agreement dated as of February 16, 2001, as amended by First Amendment to Loan Agreement dated as of February 17, 2001, Second Amendment to Loan Agreement dated as of January 15, 2002, Third Amendment to Loan Agreement dated as of January 14, 2003, Fourth Amendment to Loan Agreement dated as of March 31, 2003, Fifth Amendment to Loan Agreement dated as of December 5, 2003 and Sixth Amendment to Loan Agreement dated as of January 13, 2004 (the “Agreement”).

C. Pursuant to the Agreement, OYOG, LLC, a Delaware limited liability company, OYO Geospace Corporation, a Delaware corporation, and OYOG Limited Partner, LLC, a Nevada limited liability company (“Guarantors”), executed those certain Guaranty Agreements dated as of January 15, 2002 (the “Guaranty Agreements”), pursuant to which Guarantors guaranteed to Lender the payment and performance of the Obligations (as defined in the Agreement).

D. Borrowers and Lender now desire to amend the Agreement as herein set forth.

NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I.

Definitions

Section I.1. Definitions. Capitalized terms used in this Amendment, to the extent not otherwise defined herein, shall have the meanings given to such terms in the Agreement, as amended hereby.

ARTICLE II.

Amendments

Section II.1. Amendment to Certain Definitions. (a) Effective as of January 1, 2004, the definition of the following terms contained in Section 1.1 of the Agreement are amended to read in their respective entirety as follows:

“Applicable Rate” means (a) during the period that an Advance is a LIBOR Advance, the sum of the LIBOR Rate plus two and one-half percent (2.50%), and (b) during the period that an Advance is a Prime Rate Advance, the Prime Rate.

(b) Effective as of the date hereof, the definition of the following terms contained in Section 1.1 of the Agreement are amended to read in their respective entirety as follows:

“Termination Date-A” means 11:00 a.m., Houston, Texas time on February 27, 2005, or such earlier date on which the Commitment-A terminates as provided in this Agreement.

(c) Effective as of January 1, 2004, the following definitions shall be added to Section 1.1 of the Agreement in proper alphabetical order:

“Current Assets” means, at any particular time, all amounts which, in conformity with GAAP, would be included as current assets on a consolidated balance sheet of Parent and its Subsidiaries.

“Current Liabilities” means, at any particular time, all amounts which, in conformity with GAAP, would be included as current liabilities on a consolidated balance sheet of Parent and its Subsidiaries.

“Current Ratio” means the ratio of Current Assets to Current Liabilities.

“Ratio of Total Liabilities to Tangible Net Worth” means, as of any date, (a) (i) Total Liabilities minus (ii) Subordinated Debt divided by (b) (i) Tangible Net Worth plus (ii) Subordinated Debt.

“Total Liabilities” means, as of any date, all amounts which, in accordance with GAAP, would be classified as liabilities on a consolidated balance sheet of Parent and its Subsidiaries.

(d) Effective as of January 1, 2004, the definition of the following terms shall be deleted from Section 1.1 of the Agreement:

“EBITDA”

“Interest Expense”

“Ratio of EBITDA to Interest Expense”

“Ratio of Senior Debt to EBITDA”

“Senior Debt”

Section II.2. Amendment to Article IX. Effective as of January 1, 2004, Sections 9.1, 9.2 and 9.3 contained in Article IX of the Agreement are amended to read in their entirety as follows:

Section 9.1. Tangible Net Worth. Parent will at all times maintain Tangible Net Worth in an amount not less than $45,000,000.00. Tangible Net Worth shall be calculated and tested quarterly as of the last day of each fiscal quarter of Parent.

Section 9.2. Current Ratio. Parent will at all times maintain a Current Ratio of not less than 2.00 to 1.00. The Current Ratio shall be calculated and tested quarterly as of the last day of each fiscal quarter of Borrower.

Section 9.3. Ratio of Total Liabilities to Tangible Net Worth. Parent will at all times maintain a Ratio of Total Liabilities to Tangible Net Worth of not greater than .50 to 1.00. The Ratio of Total Liabilities to Tangible Net Worth shall be calculated and tested quarterly as of the last day of each fiscal quarter of Parent.

Section II.3. Amendment to Exhibits. Exhibit “M” to the Agreement (No Default Certificate) is amended to conform in its entirety to Annex “B” to this Amendment.

ARTICLE III.

Conditions Precedent

Section III.1. Conditions. The effectiveness of this Amendment is subject to the receipt by Lender of the following in form and substance satisfactory to Lender:

(a) Certificate - Borrowers. A certificate of the Secretary or the Assistant Secretary (or another officer acceptable to Lender) of each Borrower certifying resolutions of the board of directors of the General Partner as general partner of each Borrower which authorize the execution, delivery and performance by each Borrower of this Amendment and the other Loan Documents to which such Person is or is to be a party.

(b) Amendment to Security Agreements. A Second Amendment to Security Agreements executed by Concord, Engineering, Instruments and Operations, respectively, substantially in the form of Annexes “B”, “C”, “D”, “E” and a Third Amendment to Security Agreement executed by Geo Space substantially in the form of Annex “F” hereto.

(c) Additional Information. Such additional documents, instruments and information as Lender may request.

Section III.2. Additional Conditions. The effectiveness of this Amendment is also subject to the satisfaction of the additional conditions precedent that (a) the representations and warranties contained herein and in all other Loan Documents, as amended hereby, shall be true and correct as of the date hereof as if made on the date hereof, (b) all proceedings, corporate or otherwise, taken in connection with the transactions contemplated by this Amendment and all documents, instruments and other legal matters incident thereto shall be satisfactory to Lender.

ARTICLE IV.

Ratifications, Representations, and Warranties

Section IV.1. Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Agreement and except as expressly modified and superseded by this Amendment, the terms and provisions of the Agreement are ratified and confirmed and shall continue in full force and effect. Borrowers and Lender agree that the Agreement as amended hereby shall continue to be the legal, valid and binding obligation of such Persons enforceable against such Persons in accordance with its terms.

Section IV.2. Representations, Warranties and Agreements. Each Borrower hereby represents and warrants to Lender that (a) the execution, delivery, and performance of this Amendment and any and all other Loan Documents executed or delivered in connection herewith have been authorized by all requisite action on the part of such Borrower and General Partner and will not violate the Organizational Documents of such Borrower, (b) the representations and warranties contained in the Agreement as amended hereby, and all other Loan Documents are true and correct on and as of the date hereof as though made on and as of the date hereof, (c) no Event of Default or Unmatured Event of Default has occurred and is continuing, (d) Borrower is in full compliance with all covenants and agreements contained in the Agreement as amended hereby, (e) Borrower is indebted to Lender pursuant to the terms of Note-A, as the same may have been renewed, modified, extended and rearranged, including, without limitation, renewals, modifications and extensions made pursuant to this Amendment, (f) the liens, security interests, encumbrances and assignments created and evidenced by the Loan Documents are, respectively, valid and subsisting liens, security interests, encumbrances and assignments and secure Note-A as the same may have been renewed, modified or rearranged, including, without limitation, renewals, modifications and extensions made pursuant to this Amendment and (g) Borrower has no claims, credits, offsets, defenses or counterclaims arising from the Loan Documents or Lender’s performance under the Loan Documents.

ARTICLE V.

Miscellaneous

Section V.1. Reference to Agreement. Each of the Loan Documents, including the Agreement and any and all other agreements, documents, or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Agreement, as amended hereby, are hereby amended so that any reference in such Loan Documents to the Agreement shall mean a reference to the Agreement, as amended hereby.

Section V.2. Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

Section V.3. APPLICABLE LAW. THIS AMENDMENT AND ALL OTHER LOAN DOCUMENTS EXECUTED PURSUANT HERETO SHALL BE DEEMED TO HAVE BEEN MADE AND TO BE PERFORMABLE IN HOUSTON, HARRIS COUNTY, TEXAS AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

Section V.4. Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of Lender and Borrowers and their respective successors and assigns, except no Borrower may assign or transfer any of its rights or obligations hereunder without the prior written consent of Lender.

Section V.5. Counterparts. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.

Section V.6. Effect of Waiver. No consent or waiver, express or implied, by Lender to or for any breach of or deviation from any covenant, condition or duty by Borrowers shall be deemed a consent or waiver to or of any other breach of the same or any other covenant, condition or duty.

Section V.7. ENTIRE AGREEMENT. THIS AMENDMENT AND ALL OTHER INSTRUMENTS, DOCUMENTS, AND AGREEMENTS EXECUTED AND DELIVERED IN CONNECTION WITH THIS AMENDMENT EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND THEREOF AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF, AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES HERETO.

Executed as of the date first written above.

BORROWERS:

CONCORD TECHNOLOGIES, LP

By:	OYOG, LLC, its general partner

	By:	/s/ Thomas T. McEntire
Thomas T. McEntire
Vice President and
Chief Financial Officer

GEOSPACE ENGINEERING RESOURCES
INTERNATIONAL, LP

By:	OYOG, LLC, its general partner

	By:	/s/ Thomas T. McEntire
Thomas T. McEntire
Vice President and
Chief Financial Officer

GEOSPACE TECHNOLOGIES, LP

By:	OYOG, LLC, its general partner

	By:	/s/ Thomas T. McEntire
Thomas T. McEntire
Vice President and
Chief Financial Officer

OYO INSTRUMENTS, LP

By:	OYOG, LLC, its general partner

	By:	/s/ Thomas T. McEntire
Thomas T. McEntire
Vice President and
Chief Financial Officer

OYOG OPERATIONS, LP

By:	OYOG, LLC, its general partner

	By:	/s/ Thomas T. McEntire
Thomas T. McEntire
Vice President and
Chief Financial Officer

LENDER:

SOUTHWEST BANK OF TEXAS, N.A.

By:	/s/ Edward K. Bowdon
Edward K. Bowdon
Vice President

Each of the undersigned Guarantors hereby consents and agrees to this Amendment and agrees that the Guaranty Agreement executed by such person shall remain in full force and effect and shall continue to be the legal, valid and binding obligations of such Guarantor, enforceable against such Guarantor in accordance with its terms and shall evidence such Guarantor’s guaranty of Note-A, as renewed and extended from time to time.

OYOG, LLC

By:	/s/ Thomas T. McEntire
Thomas T. McEntire
Vice President and
Chief Financial Officer

OYOG LIMITED PARTNER, LLC

By:	/s/ Thomas T. McEntire
Thomas T. McEntire
Manager

OYO GEOSPACE CORPORATION

By:	/s/ Thomas T. McEntire
Thomas T. McEntire
Vice President and
Chief Financial Officer